Exhibit 99.1

KKR & Co. L.P. Announces First Quarter 2014 Results

Exit Activity and Record Fee Revenue Drive Strong Distributable Earnings

GAAP net income (loss) attributable to KKR & Co. L.P. was $210.0 million for the quarter ended March 31, 2014, up from $193.4 million for the quarter ended March 31, 2013.

Assets under management (“AUM”) totaled $102.3 billion as of March 31, 2014, up from $94.3 billion as of December 31, 2013. Fee paying assets under management (“FPAUM”) totaled $83.6 billion as of March 31, 2014, up from $77.4 billion as of December 31, 2013.

Total distributable earnings was $446.8 million for the quarter ended March 31, 2014, up from $290.6 million for the quarter ended March 31, 2013.

Economic net income (“ENI”) was $630.3 million for the quarter ended March 31, 2014, down from $647.7 million for the quarter ended March 31, 2013.

Return on equity was 25.9% on a trailing twelve month basis.

Carrying value of our private equity portfolio appreciated 4.5% for the quarter ended March 31, 2014.

After-tax ENI was $0.82 per adjusted unit for the quarter ended March 31, 2014, down from $0.88 per adjusted unit for the quarter ended March 31, 2013.

Fee related earnings (“FRE”) was $151.7 million for the quarter ended March 31, 2014, up from $88.0 million for the quarter ended March 31, 2013.

Book value was $8.1 billion on a total reportable segment basis as of March 31, 2014 or $11.18 per adjusted unit.

KKR & Co. L.P. declares a first quarter of 2014 distribution of $0.43 per common unit, up from $0.27 in the first quarter of 2013.

Previously announced acquisition of Avoca Capital (Unlimited) and its affiliates has closed.

NEW YORK--(BUSINESS WIRE)--April 24, 2014--KKR & Co. L.P. (NYSE:KKR) today reported its first quarter 2014 results.

On February 19, 2014, we closed our acquisition of Avoca Capital (Unlimited) and its affiliates (“Avoca”), a European credit investment manager. Avoca’s financial results have been reported as part of our Public Markets segment in the first quarter of 2014. The acquisition of Avoca contributed $8.4 billion to our Public Markets segment’s assets under management.

In March 2014, we held our final close for our first Energy Income and Growth Fund L.P., which including general partner and employee commitments closed with approximately $2.0 billion of commitments.

On December 16, 2013, KKR announced the signing of a definitive merger agreement where KKR will acquire KFN through a stock-for-stock merger. The merger, which is subject to KFN shareholder approval and other customary closing conditions, is expected to close in the second quarter of 2014.

“Our investment portfolio and balance sheet continue to perform, resulting in a 26% return on equity over the last twelve months,” said Henry R. Kravis and George R. Roberts, Co-Chairmen and Co-Chief Executive Officers of KKR. “Additionally, our realization activity and record fee revenue both contributed to a 60% year-over-year increase in our first quarter distribution per unit to $0.43 per share.”

Note: Certain financial measures, including FRE, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, book value, cash and short-term investments and adjusted units, are not presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”). See Exhibits A and B for a reconciliation of such measures to financial results prepared in accordance with GAAP.

GAAP RESULTS

GAAP results for the quarter ended March 31, 2014, included net income attributable to KKR & Co. L.P. of $210.0 million and net income attributable to KKR & Co. L.P. per common unit of $0.65, on a diluted basis. For the quarter ended March 31, 2013, net income attributable to KKR & Co. L.P. was $193.4 million and net income attributable to KKR & Co. L.P. per common unit was $0.69, on a diluted basis. The increase quarter over quarter was primarily due to (i) an increase in management fees attributable to new capital raised; (ii) higher transaction fees; and (iii) an increase in KKR & Co. L.P.’s ownership percentage in the KKR business. The increase was partially offset by a lower level of investment income.

SEGMENT RESULTS

Private Markets

AUM was $60.5 billion as of March 31, 2014, a decrease of $0.7 billion, or 1.1%, compared to AUM of $61.2 billion as of December 31, 2013. The decrease was primarily attributable to distributions to the limited partners of our private equity funds arising from realizations and to a lesser extent a reduction in AUM as a result of the European Fund III entering the post-investment period. The decrease was largely offset by appreciation in the fair value of our private equity portfolio and new capital raised primarily from our Energy Income and Growth Fund.

FPAUM was $48.2 billion as of March 31, 2014, a decrease of $2.0 billion, or 4.0%, compared to FPAUM of $50.2 billion as of December 31, 2013. The decrease was primarily attributable to distributions to the limited partners of our private equity funds arising from realizations and to a lesser extent a reduction in FPAUM as a result of the European Fund III entering the post-investment period. The decrease was partially offset by new capital raised primarily from our Energy Income and Growth Fund.

FRE was $53.6 million for the quarter ended March 31, 2014, an increase of $12.9 million, or 31.7%, compared to FRE of $40.7 million for the quarter ended March 31, 2013. The increase was primarily driven by higher transaction fees and higher management fees resulting from new capital raised, partially offset by higher compensation expense.

ENI was $241.1 million for the quarter ended March 31, 2014, a decrease of $25.6 million, or 9.6%, compared to ENI of $266.7 million for the quarter ended March 31, 2013. The decrease was primarily attributable to lower net carried interest resulting from a lower level of appreciation in our private equity portfolio. The decrease was partially offset by the increase in FRE discussed above.

Public Markets

AUM was $41.8 billion as of March 31, 2014, an increase of $8.7 billion, or 26.3%, compared to AUM of $33.1 billion as of December 31, 2013. FPAUM was $35.4 billion as of March 31, 2014, an increase of $8.2 billion, or 30.1%, compared to FPAUM of $27.2 billion as of December 31, 2013. For both AUM and FPAUM, the increases were primarily attributable to new capital from the acquisition of Avoca.

FRE was $53.6 million for the quarter ended March 31, 2014, an increase of $16.4 million, or 44.1%, compared to FRE of $37.2 million for the quarter ended March 31, 2013. The increase was principally attributable to higher management fees related to new capital raised from fund investors, partially offset by higher compensation expense.

ENI was $67.9 million for the quarter ended March 31, 2014, an increase of $18.8 million, or 38.3%, compared to ENI of $49.1 million for the quarter ended March 31, 2013. The increase was primarily driven by the increase in FRE discussed above.

Capital Markets and Principal Activities

FRE was $44.5 million for the quarter ended March 31, 2014, an increase of $34.4 million, or 340.6%, compared to FRE of $10.1 million for the quarter ended March 31, 2013. The increase was primarily driven by a higher level of overall capital markets transaction activity, partially offset by higher compensation expense.

ENI was $321.2 million for the quarter ended March 31, 2014, a decrease of $10.7 million, or 3.2%, compared to ENI of $331.9 million for the quarter ended March 31, 2013. The decrease was primarily due to a lower level of investment income from our principal investments, partially offset by the increase in FRE discussed above. While the fair value of our principal investments increased during the quarter ended March 31, 2014, the level of appreciation was lower than in the first quarter of 2013.

CAPITAL AND LIQUIDITY

As of March 31, 2014, KKR had $2.1 billion of cash and short-term investments on a total reportable segment basis and $1.0 billion of outstanding debt obligations. KKR’s availability for borrowings was $750.0 million (which is reduced by an outstanding letter of credit), which does not include a $500.0 million revolving credit facility for use in its capital markets business that was undrawn as of March 31, 2014.

As of March 31, 2014, KKR’s portion of total uncalled commitments to its investment funds was $1.0 billion, consisting of the following (amounts in thousands):

Uncalled Commitments
Private Markets
North America Fund XI	$274,100
Energy Income and Growth Fund	191,600
Real Estate Partners Americas	154,700
European Fund III	68,500
Asian Fund II	67,300
2006 Fund	61,700
Infrastructure	16,300
Natural Resources	11,100
Other Private Equity Funds	11,000
Co-Investment Vehicles	32,900
Total Private Markets Commitments	889,200

Public Markets
Special Situations Vehicles	98,300
Mezzanine Fund	20,300
Direct Lending Vehicles	12,400
Total Public Markets Commitments	131,000

Total Uncalled Commitments	$1,020,200

DISTRIBUTION

A distribution of $0.43 per common unit has been declared, comprised of (i) $0.15 per common unit from after-tax FRE, (ii) $0.17 per common unit from realized cash carry, and (iii) $0.11 per common unit from net realized principal investment income. The distribution will be paid on May 23, 2014 to unitholders of record as of the close of business on May 9, 2014. Please refer to the distribution policy presented later in this release.

CONFERENCE CALL

A conference call to discuss KKR’s financial results will be held on Thursday, April 24, 2014 at 10:00 a.m. EST. The conference call may be accessed by dialing (877) 303-2917 (U.S. callers) or +1 (253) 237-1135 (non-U.S. callers); a pass code is not required. Additionally, the conference call will be broadcast live over the Internet and may be accessed through the Investors Center section of KKR’s website at http://ir.kkr.com/kkr_ir/kkr_events.cfm. A replay of the live broadcast will be available on KKR’s website or by dialing (855) 859-2056 (U.S. callers) or +1 (404) 537-3406 (non-U.S. callers), pass code 26683527 beginning approximately two hours after the broadcast.

From time to time, KKR may use its website as a channel of distribution of material company information. Financial and other important information regarding KKR is routinely posted and accessible on the Investor Center for KKR & Co. L.P. at http://ir.kkr.com/kkr_ir/kkr_events.cfm. In addition, you may automatically receive email alerts and other information about KKR by enrolling your email address at the “Email Alerts” area of the Investor Center on the website.

ABOUT KKR

KKR is a leading global investment firm that manages investments across multiple asset classes including private equity, energy, infrastructure, real estate, credit and hedge funds. KKR aims to generate attractive investment returns by following a patient and disciplined investment approach, employing world-class people, and driving growth and value creation at the asset level. KKR invests its own capital alongside its partners' capital and brings opportunities to others through its capital markets business. References to KKR’s investments may include the activities of its sponsored funds. For additional information about KKR & Co. L.P. (NYSE: KKR), please visit KKR's website at www.kkr.com.

FORWARD-LOOKING STATEMENTS

This release contains certain forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements are based on KKR’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations can change as a result of many possible events or factors, not all of which are known to KKR or are within its control. If a change occurs, KKR’s business, financial condition, liquidity and results of operations, including but not limited to AUM, FPAUM, FRE, total distributable earnings, ENI, after-tax ENI, ENI after taxes and equity-based charges, fee related EBITDA, committed dollars invested and syndicated capital, uncalled commitments, core interest expense, cash and short-term investments, net realized principal investment income and book value, may vary materially from those expressed in the forward-looking statements. The following factors, among others, could cause actual results to vary from the forward-looking statements: the general volatility of the capital markets; failure to realize the benefits of or changes in KKR’s business strategies including the ability to realize the anticipated synergies from acquisitions or strategic partnerships such as Prisma, Nephila, Avoca or KFN; availability, terms and deployment of capital; availability of qualified personnel and expense of recruiting and retaining such personnel; changes in the asset management industry, interest rates or the general economy; underperformance of KKR's investments and decreased ability to raise funds; and the degree and nature of KKR’s competition. KKR does not undertake any obligation to update any forward-looking statements to reflect circumstances or events that occur after the date on which such statements were made except as required by law. In addition, KKR’s business strategy is focused on the long term and financial results are subject to significant volatility. Additional information about factors affecting KKR is available in KKR & Co. L.P.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013, filed with the SEC on February 24, 2014, and other filings with the SEC, which are available at www.sec.gov.

KKR
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (GAAP BASIS - UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2014	March 31, 2013
Revenues
Fees	$302,926	$151,240

Expenses
Compensation and Benefits	331,038	331,121
Occupancy and Related Charges	15,408	14,521
General, Administrative and Other	126,725	93,688
Total Expenses	473,171	439,330

Investment Income (Loss)
Net Gains (Losses) from Investment Activities	1,972,180	2,269,817
Dividend Income	96,704	39,469
Interest Income	161,960	109,369
Interest Expense	(34,731)	(23,023)
Total Investment Income (Loss)	2,196,113	2,395,632

Income (Loss) Before Taxes	2,025,868	2,107,542

Income Taxes	21,702	9,356

Net Income (Loss)	2,004,166	2,098,186

Net Income (Loss) Attributable to
Redeemable Noncontrolling Interests	10,637	24,623
Net Income (Loss) Attributable to
Noncontrolling Interests	1,783,488	1,880,124

Net Income (Loss) Attributable to KKR & Co. L.P.	$210,041	$193,439

Net Income (Loss) Attributable to KKR & Co. L.P. Per Common Unit
Basic	$0.72	$0.75
Diluted (a)	$0.65	$0.69
Weighted Average Common Units Outstanding
Basic	293,490,461	257,044,184
Diluted (a)	325,104,229	282,042,521

(a)

KKR Holdings L.P. units have been excluded from the calculation of diluted earnings per common unit given that the exchange of these units would proportionally increase KKR & Co. L.P.’s interests in KKR’s business and would have an anti-dilutive effect on earnings per common unit as a result of certain tax benefits KKR & Co. L.P. is assumed to receive upon the exchange.

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Fees
Management and incentive fees:
Management fees	$195,393	$175,246	$152,963
Incentive fees	17,019	36,695	18,849
Management and incentive fees	212,412	211,941	171,812

Monitoring and transaction fees:
Monitoring fees	36,363	26,282	32,068
Transaction fees	163,516	104,475	40,299
Fee credits	(84,668)	(47,014)	(23,065)
Net monitoring and transaction fees	115,211	83,743	49,302

Total fees	327,623	295,684	221,114

Expenses
Compensation and benefits	108,915	95,945	75,162
Occupancy and related charges	14,189	14,264	13,322
Other operating expenses	52,801	65,342	44,630
Total expenses	175,905	175,551	133,114

Fee Related Earnings	151,718	120,133	88,000

Investment income (loss)
Realized carried interest	193,550	250,500	88,167
Unrealized carried interest	148,966	347,239	331,198
Gross carried interest	342,516	597,739	419,365
Less: allocation to KKR carry pool	(136,110)	(241,397)	(169,504)
Less: management fee refunds (a)	(3,319)	(8,564)	(9,216)
Net carried interest	203,087	347,778	240,645
Realized other investment income (loss)	192,892	250,856	153,156
Unrealized other investment income (loss)	85,759	72,825	167,042
Total other investment income (loss)	278,651	323,681	320,198
Total investment income (loss)	481,738	671,459	560,843

Income (Loss) before noncontrolling interests
in Income of consolidated entities	633,456	791,592	648,843
Income (Loss) attributable to
noncontrolling interests	3,202	1,943	1,101

Economic Net Income (Loss)	$630,254	$789,649	$647,742

Provision for Income Taxes	36,581	16,048	20,117

Economic Net Income (Loss), After Taxes (b)	$593,673	$773,601	$627,625

Economic Net Income (Loss), After Taxes per Adjusted Unit (b)	$0.82	$1.08	$0.88

Assets Under Management	$102,277,500	$94,320,300	$78,253,400
Fee Paying Assets Under Management	$83,611,600	$77,397,500	$62,454,100
Committed Dollars Invested and Syndicated Capital	$3,377,300	$2,943,500	$824,400
Uncalled Commitments	$19,985,100	$22,463,900	$16,207,300

Other Information
Fee Related Earnings	$151,718	$120,133	$88,000
Plus: depreciation and amortization	4,035	3,658	3,681
Fee Related EBITDA	$155,753	$123,791	$91,681

Total Distributable Earnings (b)	$446,808	$510,351	$290,614

GAAP interest expense	$34,731	$26,923	$23,023
Less: interest expense related to debt obligations
from investment financing arrangements	16,331	9,919	6,790
Core Interest Expense (b)	$18,400	$17,004	$16,233

Economic Net Income (Loss),
After Taxes and Equity-based Charges (b)	$554,320	$743,473	$600,207

(a)	As of March 31, 2014, there is no carried interest subject to management fee refunds, which may reduce carried interest in future periods.

(b)

See definitions for economic net income (loss), after taxes, adjusted units, total distributable earnings, core interest expense and economic net income (loss), after taxes and equity-based charges under “Notes to Reportable Segments.”

KKR
SUPPLEMENTAL STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION (SAMPLE)
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Segment Revenues
Fees	$327,623	$295,684	$221,114
Gross Carried Interest - net of Management Fee Refunds	339,197	589,175	410,149
Investment Income (Loss)	278,651	323,681	320,198
Total Segment Revenues	945,471	1,208,540	951,461

Segment Expenses
Allocation to Carry Pool	136,110	241,397	169,504
Compensation and Benefits	108,915	95,945	75,162
Equity-based Charges	39,353	30,128	27,418
Occupancy and Related Charges	14,189	14,264	13,322
Other Operating Expenses	52,801	65,342	44,630
Total Segment Expenses	351,368	447,076	330,036

Income (Loss) attributable to noncontrolling interests	3,202	1,943	1,101

Economic Net Income (Loss) After Equity-based Charges	$590,901	$759,521	$620,324

Provision for Income Taxes	36,581	16,048	20,117

Economic Net Income (Loss),
After Taxes and Equity-based Charges	$554,320	$743,473	$600,207

Economic Net Income (Loss),
After Taxes and Equity-based Charges Per Adjusted Unit	$0.77	$1.04	$0.84

Weighted Average Adjusted Units (Fully Diluted Basis)	724,579,220	716,807,180	711,229,881

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PRIVATE MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Fees
Management and incentive fees:
Management fees	$123,039	$118,781	$106,605
Incentive fees	-	-	-
Management and incentive fees	123,039	118,781	106,605

Monitoring and transaction fees:
Monitoring fees	36,363	26,282	32,068
Transaction fees	93,020	53,507	16,412
Fee credits	(80,338)	(39,509)	(21,009)
Net monitoring and transaction fees	49,045	40,280	27,471

Total fees	172,084	159,061	134,076

Expenses
Compensation and benefits	66,898	66,994	48,001
Occupancy and related charges	11,560	12,110	11,425
Other operating expenses	40,059	49,466	33,942
Total expenses	118,517	128,570	93,368

Fee Related Earnings	53,567	30,491	40,708

Investment income (loss)
Realized carried interest	168,800	250,500	88,167
Unrealized carried interest	149,095	330,113	310,799
Gross carried interest	317,895	580,613	398,966
Less: allocation to KKR carry pool	(126,263)	(234,547)	(161,344)
Less: management fee refunds	(3,319)	(8,564)	(9,216)
Net carried interest	188,313	337,502	228,406
Realized other investment income (loss)	-	-	-
Unrealized other investment income (loss)	(221)	824	(2,035)
Total other investment income (loss)	(221)	824	(2,035)
Total investment income (loss)	188,092	338,326	226,371

Income (Loss) before noncontrolling interests
in Income of consolidated entities	241,659	368,817	267,079
Income (Loss) attributable to
noncontrolling interests	515	256	398

Economic Net Income (Loss)	$241,144	$368,561	$266,681

Assets Under Management	$60,520,300	$61,242,900	$50,340,400
Fee Paying Assets Under Management	$48,211,000	$50,156,300	$41,218,000
Committed Dollars Invested	$2,551,800	$2,122,600	$598,500
Uncalled Commitments	$18,256,800	$20,101,600	$14,560,900

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
PUBLIC MARKETS SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Fees
Management and incentive fees:
Management fees	$72,354	$56,465	$46,358
Incentive fees	17,019	36,695	18,849
Management and incentive fees	89,373	93,160	65,207

Monitoring and transaction fees:
Monitoring fees	-	-	-
Transaction fees	6,022	9,431	3,106
Fee credits	(4,330)	(7,505)	(2,056)
Net monitoring and transaction fees	1,692	1,926	1,050

Total fees	91,065	95,086	66,257

Expenses
Compensation and benefits	26,745	17,082	19,700
Occupancy and related charges	2,172	1,800	1,542
Other operating expenses	8,507	12,567	7,826
Total expenses	37,424	31,449	29,068

Fee Related Earnings	53,641	63,637	37,189

Investment income (loss)
Realized carried interest	24,750	-	-
Unrealized carried interest	(129)	17,126	20,399
Gross carried interest	24,621	17,126	20,399
Less: allocation to KKR carry pool	(9,847)	(6,850)	(8,160)
Less: management fee refunds	-	-	-
Net carried interest	14,774	10,276	12,239
Realized other investment income (loss)	-	-	-
Unrealized other investment income (loss)	16	36	62
Total other investment income (loss)	16	36	62
Total investment income (loss)	14,790	10,312	12,301

Income (Loss) before noncontrolling interests
in Income of consolidated entities	68,431	73,949	49,490
Income (Loss) attributable to
noncontrolling interests	522	625	355

Economic Net Income (Loss)	$67,909	$73,324	$49,135

Assets Under Management	$41,757,200	$33,077,400	$27,913,000
Fee Paying Assets Under Management	$35,400,600	$27,241,200	$21,236,100
Committed Dollars Invested	$734,100	$690,900	$164,900
Uncalled Commitments	$1,728,300	$2,362,300	$1,646,400
Gross Dollars Invested	$989,700	$1,481,100	$378,000

KKR
STATEMENTS OF OPERATIONS AND OTHER SELECTED FINANCIAL INFORMATION
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENTS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Fees
Management and incentive fees:
Management fees	$-	$-	$-
Incentive fees	-	-	-
Management and incentive fees	-	-	-

Monitoring and transaction fees:
Monitoring fees	-	-	-
Transaction fees	64,474	41,537	20,781
Fee credits	-	-	-
Net monitoring and transaction fees	64,474	41,537	20,781

Total fees	64,474	41,537	20,781

Expenses
Compensation and benefits	15,272	11,869	7,461
Occupancy and related charges	457	354	355
Other operating expenses	4,235	3,309	2,862
Total expenses	19,964	15,532	10,678

Fee Related Earnings	44,510	26,005	10,103

Investment income (loss)
Realized carried interest	-	-	-
Unrealized carried interest	-	-	-
Gross carried interest	-	-	-
Less: allocation to KKR carry pool	-	-	-
Less: management fee refunds	-	-	-
Net carried interest	-	-	-
Realized other investment income (loss)	192,892	250,856	153,156
Unrealized other investment income (loss)	85,964	71,965	169,015
Total other investment income (loss)	278,856	322,821	322,171
Total investment income (loss)	278,856	322,821	322,171

Income (Loss) before noncontrolling interests
in Income of consolidated entities	323,366	348,826	332,274
Income (Loss) attributable to
noncontrolling interests	2,165	1,062	348

Economic Net Income (Loss)	$321,201	$347,764	$331,926

Syndicated Capital	$91,400	$130,000	$61,000

KKR
BALANCE SHEET
TOTAL REPORTABLE SEGMENTS (UNAUDITED)
(Amounts in thousands, except per unit amounts)

	As of March 31, 2014		As of December 31, 2013

Cash and short-term investments	$2,139,940		$2,161,097
Investments	5,380,306	(a)	4,980,265
Unrealized carry (b)	1,276,776		1,179,338
Other assets	695,246		662,357
Total assets	$9,492,268		$8,983,057

Debt obligations	$1,000,000		$1,000,000
Other liabilities	271,668		149,196
Total liabilities	1,271,668		1,149,196

Noncontrolling interests	74,838		71,261

Book value	$8,145,762		$7,762,600

Book value per adjusted unit	$11.18		$10.83

(b) Unrealized Carry
Private Markets	$1,214,510		$1,116,996
Public Markets	62,266		62,342
Total	$1,276,776		$1,179,338

(a)	See Capital Markets and Principal Activities segment schedule of investments that follows.

KKR
CAPITAL MARKETS AND PRINCIPAL ACTIVITIES SEGMENT SCHEDULE OF INVESTMENTS (UNAUDITED)
(Amounts in thousands, except percentage amounts)

	As of March 31, 2014
Investment	Cost	Fair Value	Fair Value as a Percentage of Investments

Co-investments in Portfolio Companies of
Private Equity Investment Vehicles	$1,501,980	$2,025,033	37.6%

Private Equity Investment Vehicles
KKR 2006 Fund L.P.	323,290	392,969	7.3%
KKR European Fund III L.P.	296,955	387,243	7.2%
KKR North America Fund XI L.P.	141,659	154,614	2.9%
KKR Asian Fund L.P.	88,735	110,090	2.0%
KKR Millennium Fund L.P.	40,782	39,969	0.7%
KKR European Fund II L.P.	30,679	35,203	0.7%
Co-Investments	23,191	24,866	0.5%
KKR E2 Investors, L.P.	12,278	22,597	0.4%
KKR Asian Fund II L.P.	8,364	8,375	0.2%
KKR European Fund L.P.	-	4,292	0.1%
KKR China Growth Fund L.P.	3,452	4,274	0.1%
	969,385	1,184,492	22.1%

Private Equity Total	2,471,365	3,209,525	59.7%

Real Assets
Energy Income and Growth	289,668	292,946	5.4%
Real Estate Fund	44,812	61,712	1.1%
Infrastructure Fund	38,349	40,829	0.8%
Co-Investments	11,564	13,331	0.2%
Natural Resources	12,842	8,049	0.1%
Real Assets Total	397,235	416,867	7.6%

Private Markets Total	2,868,600	3,626,392	67.3%

Public Markets Investment Vehicles
Liquid Credit	187,263	197,194	3.7%
Special Situations	152,782	174,457	3.2%
Credit Relative Value	122,000	144,579	2.7%
Long/Short Equities	100,000	121,762	2.3%
Direct Lending	56,741	63,305	1.2%
Mezzanine Fund	21,154	26,264	0.5%
Interests in Collateralized Loan Obligations	156,768	157,504	2.9%
Public Markets Total	796,708	885,065	16.5%

Other	723,946	868,849	16.2%

Total Investments	$4,389,254	$5,380,306	100.0%

Significant Aggregate Portfolio Company Investments: (a)
Alliance Boots GmbH	$228,769	$665,009	12.3%
HCA Inc.	70,117	315,916	5.9%
First Data Corporation	327,212	264,239	4.9%
Kion Group	103,033	168,360	3.1%
The Nielsen Company B.V.	52,900	157,646	2.9%
	782,031	1,571,170	29.1%

Other investments	3,607,223	3,809,136	70.9%
Total Investments	$4,389,254	$5,380,306	100.0%

(a)

The significant aggregate portfolio company investments include the top five investments in portfolio companies based on their fair market value as of March 31, 2014. The fair value figures include the co-investment and the limited partner and/or general partner interests in the underlying portfolio company.

KKR
ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Quarter Ended March 31, 2014

December 31, 2013	$61,242,900	$33,077,400		$94,320,300
New Capital Raised	588,900	1,121,000		1,709,900
Acquisitions	-	8,423,000	(a)	8,423,000
Distributions	(2,189,600)	(1,326,300)	(c)	(3,515,900)
Net Changes in Fee Base of Certain Funds (b)	(933,800)	-		(933,800)
Change in Value	1,811,900	462,100		2,274,000
March 31, 2014	$60,520,300	$41,757,200		$102,277,500

Trailing Twelve Months Ended March 31, 2014

March 31, 2013	$50,340,400	$27,913,000		$78,253,400
New Capital Raised	13,234,800	7,169,800		20,404,600
Acquisitions	-	8,423,000	(a)	8,423,000
Distributions	(9,555,500)	(3,334,200)	(d)	(12,889,700)
Net Changes in Fee Base of Certain Funds (b)	(1,206,100)	-		(1,206,100)
Foreign Exchange	56,400	-		56,400
Change in Value	7,650,300	1,585,600		9,235,900
March 31, 2014	$60,520,300	$41,757,200		$102,277,500

KKR
FEE PAYING ASSETS UNDER MANAGEMENT* (UNAUDITED)
(Amounts in thousands)

	Private	Public		Total
	Markets	Markets		Reportable
	Segment	Segment		Segments
Quarter Ended March 31, 2014

December 31, 2013	$50,156,300	$27,241,200		$77,397,500
New Capital Raised	435,300	1,110,200		1,545,500
Acquisitions	-	7,971,000	(a)	7,971,000
Distributions	(1,426,500)	(1,235,500)	(c)	(2,662,000)
Net Changes in Fee Base of Certain Funds (b)	(964,700)	-		(964,700)
Change in Value	10,600	313,700		324,300
March 31, 2014	$48,211,000	$35,400,600		$83,611,600

Trailing Twelve Months Ended March 31, 2014

March 31, 2013	$41,218,000	$21,236,100		$62,454,100
New Capital Raised	12,674,100	7,506,400		20,180,500
Acquisitions	-	7,971,000	(a)	7,971,000
Distributions	(4,446,200)	(2,574,900)	(d)	(7,021,100)
Net Changes in Fee Base of Certain Funds (b)	(1,619,400)	-		(1,619,400)
Foreign Exchange	276,400	-		276,400
Change in Value	108,100	1,262,000		1,370,100
March 31, 2014	$48,211,000	$35,400,600		$83,611,600

*	Exclude those assets managed by entities where KKR holds less than a 50% ownership interest.

(a)	Represents the AUM and FPAUM of Avoca.
(b)	Represents the impact of certain funds entering the post-investment period.
(c)	Includes $542.5 million of redemptions by fund investors.
(d)	Includes $1,218.6 million of redemptions by fund investors.

KKR
INVESTMENT VEHICLE SUMMARY (a) (UNAUDITED)
As of March 31, 2014
(Amounts in millions, except percentages)

	Investment Period		Amount
					Percentage
					Committed				Remaining
	Commencement	End		Uncalled	by General			Remaining	Fair
	Date	Date	Commitment	Commitments	Partner	Invested	Realized	Cost	Value
Private Markets

Private Equity Funds
Asian Fund II	4/2013	4/2019	$5,825.0	$5,222.8	1.3%	$602.2	$-	$602.2	$599.1
North America Fund XI	9/2012	9/2018	8,718.4	5,001.0	2.9%	3,717.4	3.9	3,717.4	4,081.8
China Growth Fund	11/2010	11/2016	1,010.0	674.5	1.0%	335.5	32.6	318.0	397.3
E2 Investors (Annex Fund)	8/2009	11/2013	209.5	13.7	4.5%	195.8	144.4	54.5	291.1
European Fund III	3/2008	3/2014	6,237.9	931.9	4.6%	5,306.0	653.5	4,923.1	6,851.8
Asian Fund	7/2007	4/2013	3,983.3	134.1	2.5%	3,849.2	1,717.3	2,955.4	5,421.1
2006 Fund	9/2006	9/2012	17,642.2	1,205.3	2.1%	16,436.9	12,333.3	9,477.5	15,125.0
European Fund II	11/2005	10/2008	5,750.8	-	2.1%	5,750.8	5,141.2	1,781.7	3,371.3
Millennium Fund	12/2002	12/2008	6,000.0	-	2.5%	6,000.0	10,853.6	1,507.0	2,577.8
European Fund	12/1999	12/2005	3,085.4	-	3.2%	3,085.4	8,720.0	-	51.8
Total Private Equity Funds			58,462.5	13,183.3		45,279.2	39,599.8	25,336.8	38,768.1

Co-Investment Vehicles	Various	Various	2,864.1	837.0	Various	2,027.1	982.9	1,713.0	2,234.1
Total Private Equity			61,326.6	14,020.3		47,306.3	40,582.7	27,049.8	41,002.2

Real Assets
Energy Income and Growth Fund	9/2013	9/2018	1,974.2	1,621.8	12.8%	352.4	11.5	343.7	350.9
Natural Resources Fund	Various	Various	876.1	303.1	Various	573.0	73.2	519.4	333.2
Global Energy Opportunities	Various	Various	962.2	817.7	Various	144.5	1.2	144.5	132.1
Infrastructure Fund	Various	Various	1,042.5	294.7	4.8%	747.8	30.0	747.8	792.0
Infrastructure Co-Investments	Various	Various	1,355.7	251.2	Various	1,104.5	239.9	1,104.5	1,306.4
Real Estate Partners Americas	5/2013	12/2016	1,226.2	948.0	16%	278.2	-	278.2	404.0
Real Assets			7,436.9	4,236.5		3,200.4	355.8	3,138.1	3,318.6

Private Markets Total			68,763.5	18,256.8		50,506.7	40,938.5	30,187.9	44,320.8

Public Markets

Special Situations Vehicles	Various	Various	3,519.3	1,099.1	Various	2,420.2	793.4	2,002.5	2,363.3
Mezzanine Fund	3/2010	8/2015	987.0	444.8	4.6%	542.2	163.2	482.1	578.3
Direct Lending Vehicles	Various	Various	748.9	184.4	Various	564.5	39.8	564.5	612.4

Public Markets Total			5,255.2	1,728.3		3,526.9	996.4	3,049.1	3,554.0

Grand Total			$74,018.7	$19,985.1		$54,033.6	$41,934.9	$33,237.0	$47,874.8

(a)	Reflects investment vehicles for which KKR has the ability to earn carried interest.

KKR
DISTRIBUTION CALCULATION (UNAUDITED)
(Amounts in thousands, except unit and per unit amounts)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Cash Revenues
Fees	$327,623	$295,684	$221,114
Realized cash carry	193,550	250,500	88,167
Net realized principal investment income	192,892	250,856	153,156
Total Cash Revenue	714,065	797,040	462,437

Cash Expenses
Realized cash carry allocated to carry pool	77,420	100,200	35,267
Compensation and benefits	108,915	95,945	75,162
Occupancy and related charges	14,189	14,264	13,322
Other operating expenses	52,801	65,342	44,630
Total Cash Expenses	253,325	275,751	168,381

Cash income (loss) before noncontrolling interests and local taxes	460,740	521,289	294,056

Less: local income taxes	(10,730)	(8,995)	(2,341)
Less: noncontrolling interests	(3,202)	(1,943)	(1,101)
Total distributable earnings	446,808	510,351	290,614

Less: estimated current corporate income taxes	(33,445)	(26,809)	(16,727)

Distributable Earnings, net of taxes	413,363	483,542	273,887

Less: Undistributed net realized principal investment income	(115,735)	(150,514)	(91,894)

Distributed Earnings	$297,628	$333,028	$181,993

Distributable Earnings, net of taxes per KKR & Co. L.P. common unit	$0.59	$0.70	$0.40

Distribution per KKR & Co. L.P. common unit	$0.43	$0.48	$0.27

Components of Distribution per KKR & Co. L.P. common unit

After-tax FRE	$0.15	$0.12	$0.10
Realized Cash Carry	$0.17	$0.22	$0.08
Distributed Net Realized Principal Investment Income	$0.11	$0.14	$0.09

Adjusted Units Eligible For Distribution	696,070,615	692,512,345	686,761,268

Payout Ratio	72.0%	68.9%	66.4%

DISTRIBUTION POLICY

KKR intends to make quarterly cash distributions in amounts that in the aggregate are expected to constitute substantially all of the cash earnings of its investment management business and 40% of the net cash income from realized principal investments, in each case in excess of amounts determined by KKR to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its investment funds and to comply with applicable law and any of its debt instruments or other obligations. For purposes of KKR’s distribution policy, its distributions are expected to consist of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) a percentage of net realized principal investment income. This amount is expected to be reduced by (i) corporate and applicable local taxes, if any, (ii) non-controlling interests, and (iii) amounts determined by KKR to be necessary or appropriate for the conduct of its business and other matters as discussed above.

The declaration and payment of any distributions are subject to the discretion of the board of directors of the general partner of KKR & Co. L.P., which may change the distribution policy at any time, and the terms of its limited partnership agreement. There can be no assurance that distributions will be made as intended or at all or that unitholders will receive sufficient distributions to satisfy payment of their tax liabilities as limited partners of KKR & Co. L.P. When KKR & Co. L.P. receives distributions from the KKR Group Partnerships (the holding companies of the KKR business), KKR Holdings receives its pro rata share of such distributions from the KKR Group Partnerships.

KKR

Notes to Reportable Segments (Unaudited)

The segment key performance measures that follow are used by management in making operating and resource deployment decisions as well as assessing the overall performance of each of KKR’s reportable business segments. The reportable segments for KKR’s business are presented prior to giving effect to the allocation of income (loss) between KKR & Co. L.P. and KKR Holdings L.P. and as such represent the business in total. In addition, KKR’s reportable segments are presented without giving effect to the consolidation of the funds that KKR manages.

KKR discloses the following financial measures in this earnings release that are calculated and presented using methodologies other than in accordance with GAAP. We believe that providing these performance measures on a supplemental basis to our GAAP results is helpful to unitholders in assessing the overall performance of KKR’s businesses. These financial measures should not be considered as a substitute for similar financial measures calculated in accordance with GAAP. We caution readers that these non-GAAP financial measures may differ from the calculations of other investment managers, and as a result, may not be comparable to similar measures presented by other investment managers. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are included elsewhere within this earnings release.

Fee related earnings (“FRE”) is comprised of segment fees less segment expenses (other than certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income). This measure is used by management as an alternative measurement of the operating earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the operating profitability of our fee generating management companies and capital markets businesses. The components of FRE on a segment basis differ from the equivalent GAAP amounts on a consolidated basis as a result of: (i) the inclusion of management fees earned from consolidated funds that were eliminated in consolidation; (ii) the exclusion of fees and expenses of certain consolidated entities; (iii) the exclusion of charges relating to the amortization of intangible assets; (iv) the exclusion of charges relating to carry pool allocations; (v) the exclusion of non-cash equity charges and other non-cash compensation charges borne by KKR Holdings or incurred under the KKR & Co. L.P. 2010 Equity Incentive Plan; (vi) the exclusion of certain reimbursable expenses; and (vii) the exclusion of certain non-recurring items.

Economic net income (loss) (“ENI”) is a measure of profitability for KKR’s reportable segments and is used by management as an alternative measurement of the operating and investment earnings of KKR and its business segments. We believe this measure is useful to unitholders as it provides additional insight into the overall profitability of KKR’s businesses inclusive of investment income and carried interest. ENI is comprised of: (i) FRE plus (ii) segment investment income (loss), which is reduced for carry pool allocations, management fee refunds, interest expense and certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income; less (iii) certain economic interests in KKR’s segments held by third parties. ENI differs from net income (loss) on a GAAP basis as a result of: (i) the exclusion of the items referred to in FRE above; (ii) the exclusion of investment income (loss) relating to noncontrolling interests; and (iii) the exclusion of income taxes.

Net realized principal investment income refers to net cash income from (i) realized investment gains and losses excluding certain realized investment losses from principal investments during the first quarter of 2014 to the extent unrealized losses on these investments were recognized prior to the combination with KPE on October 1, 2009, (ii) dividend income and (iii) interest income net of interest expense less certain compensation and general and administrative expenses incurred in the generation of net realized principal investment income in each case generated by KKR’s principal investments held on or through KKR’s balance sheet in our Capital Markets and Principal Activities segment. This is a term to describe a portion of KKR’s quarterly distribution.

Total distributable earnings is the sum of (i) FRE, (ii) carry distributions received from KKR’s investment funds which have not been allocated as part of its carry pool and (iii) net realized principal investment income; less (i) applicable local income taxes, if any, and (ii) noncontrolling interests. We believe this measure is useful to unitholders as it provides a supplemental measure to assess performance, excluding the impact of mark-to-market gains (losses), and also assess amounts available for distribution to KKR unitholders. However, total distributable earnings is not a measure that calculates actual distributions under KKR’s current distribution policy.

Assets under management (“AUM”) represent the assets from which KKR is entitled to receive fees or a carried interest and general partner capital. We believe this measure is useful to unitholders as it provides additional insight into KKR’s capital raising activities and the overall activity in its investment funds. KKR calculates the amount of AUM as of any date as the sum of: (i) the fair value of the investments of KKR’s investment funds plus uncalled capital commitments from these funds; (ii) the fair value of investments in KKR’s co-investment vehicles; (iii) the net asset value of certain of KKR's fixed income products; (iv) the value of outstanding structured finance vehicles; and (v) the fair value of other assets managed by KKR. KKR’s definition of AUM is not based on any definition of AUM that may be set forth in the agreements governing the investment funds, vehicles or accounts that it manages or calculated pursuant to any regulatory definitions.

Fee paying AUM (“FPAUM”) represents only those assets under management from which KKR receives fees. We believe this measure is useful to unitholders as it provides additional insight into the capital base upon which KKR earns management fees. This relates to KKR’s capital raising activities and the overall activity in its investment funds, for only those funds, where KKR receives fees (i.e., excluding vehicles that receive only carried interest or general partner capital). FPAUM is the sum of all of the individual fee bases that are used to calculate KKR’s fees and differs from AUM in the following respects: (i) assets from which KKR does not receive a fee are excluded (i.e., assets with respect to which it receives only carried interest) and (ii) certain assets, primarily in its private equity funds, are reflected based on capital commitments and invested capital as opposed to fair value because fees are not impacted by changes in the fair value of underlying investments.

Committed dollars invested is the aggregate amount of capital commitments that have been invested by KKR’s investment funds and carry-yielding co-investment vehicles and is used as a measure of investment activity for KKR and its business segments during a given period. We believe this measure is useful to unitholders as it provides additional insight into KKR’s investment of committed capital. Such amounts include: (i) capital invested by fund investors and co-investors with respect to which KKR is entitled to a carried interest and (ii) capital invested by KKR’s investment funds.

Gross dollars invested is the aggregate amount of capital that has been invested by all of KAM’s investment vehicles in our private credit non-liquid strategies and is used as a measure of investment activity for KAM in a given period. We believe this measure is useful to unitholders as it provides additional insight into KAM’s investment of capital across its private credit non-liquid strategies for all the investment vehicles which it manages. Such amounts include capital invested by fund investors and co-investors with respect to which KAM is entitled to a fee or carried interest.

Syndicated capital is generally the aggregate amount of capital in transactions originated by KKR investment funds and carry-yielding co-investment vehicles, which has been distributed to third parties in exchange for a fee. It does not include (i) capital invested in such transactions by KKR investment funds and carry-yielding co-investment vehicles, which is instead reported in committed dollars invested and (ii) debt capital that is arranged as part of the acquisition financing of transactions originated by KKR investment funds. Syndicated capital is used as a measure of investment activity for KKR and its business segments during a given period, and we believe that this measure is useful to unitholders as it provides additional insight into levels of syndication activity in KKR’s Capital Markets and Principal Activities segment and across its investment platform.

Uncalled commitments are used as a measure of unfunded capital commitments that KKR’s investment funds and carry-paying co-investment vehicles have received from partners to contribute capital to fund future investments. We believe this measure is useful to unitholders as it provides additional insight into the amount of capital that is available to KKR’s investment funds to make future investments.

Adjusted units are used as a measure of the total equity ownership of KKR that is held by KKR & Co. L.P. and KKR Holdings and represent the fully diluted unit count using the if-converted method. We believe this measure is useful to unitholders as it provides an indication of the total equity ownership of KKR as if all outstanding KKR Holdings units and other exchangeable securities had been exchanged for common units of KKR & Co. L.P.

Core interest expense is used by management as an alternative measurement of interest expense incurred by KKR on a segment basis and excludes interest expense related to debt obligations from investment financing arrangements related to certain of KKR’s private equity funds, investment vehicles and principal investments. These financing arrangements are not direct obligations of the general partners of KKR’s private equity funds or its management companies. On a segment basis, interest expense is included in other investment income. We believe this measure is useful to unitholders as it provides an indication of the amount of interest expense borne by KKR excluding interest expense that is allocated to KKR’s investment funds and other noncontrolling interest holders. Additionally, we believe this measure is useful for analyzing KKR’s ability to service its debt obligations.

Book value is a measure of the net assets of KKR’s reportable segments and is used by management primarily in assessing the unrealized value of KKR’s investment portfolio, including carried interest, as well as KKR’s overall liquidity position. We believe this measure is useful to unitholders as it provides additional insight into the assets and liabilities of KKR excluding the assets and liabilities that are allocated to noncontrolling interest holders. Book value differs from KKR & Co. L.P. Partners’ Capital on a GAAP basis primarily as a result of the exclusion of ownership interests attributable to KKR Holdings.

Fee related EBITDA is comprised of FRE before the impact of depreciation of fixed assets and amortization of intangible assets and is used by management as a measure of the cash earnings of KKR and its business segments before investment income. We believe this measure is useful to unitholders as it provides additional insight into the amount of cash earnings generated by KKR’s management companies and capital markets businesses.

Cash and short-term investments represent cash and liquid short-term investments in high-grade, short-duration cash management strategies used by KKR to generate additional yield on our excess liquidity and is used by management in evaluating KKR’s liquidity position. We believe this measure is useful to unitholders as it provides additional insight into KKR’s available liquidity. Cash and short-term investments differ from cash and cash equivalents on a GAAP basis as a result of the inclusion of liquid short-term investments in cash and short-term investments.

KKR
EXHIBIT A
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. PER COMMON UNIT (GAAP BASIS)
TO ENI AFTER TAXES AND EQUITY-BASED CHARGES PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013

Net income (loss) attributable to KKR & Co. L.P. per common unit - Basic	$0.72	$0.96	$0.75
Weighted Average Common Units Outstanding - Basic	293,490,461	288,045,501	257,044,184
Net income (loss) attributable to KKR & Co. L.P.	210,041	277,913	193,439
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	300,814	393,739	334,112
Plus: Non-cash equity based charges	77,528	60,331	81,650
Plus: Amortization of intangibles and other, net	20,169	45,265	29,185
Plus: Income taxes	21,702	12,401	9,356
Economic net income (loss)	630,254	789,649	647,742
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	39,353	30,128	27,418
Economic net income (loss) after equity-based charges	590,901	759,521	620,324
Less: Provision for income taxes	36,581	16,048	20,117
Economic net income (loss) after taxes and equity-based charges	554,320	743,473	600,207
Plus: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	39,353	30,128	27,418
Economic net income (loss) after taxes	593,673	773,601	627,625
Weighted Average Adjusted Units	724,579,220	716,807,180	711,229,881
Economic net income (loss) after taxes per adjusted unit	0.82	1.08	0.88
Weighted Average Adjusted Units	724,579,220	716,807,180	711,229,881
Economic net income (loss) after taxes	593,673	773,601	627,625
Less: Equity-based charges associated with the KKR & Co. L.P. 2010 equity incentive plan	39,353	30,128	27,418
Economic net income (loss) after taxes and equity-based charges	554,320	743,473	600,207
Weighted Average Adjusted Units	724,579,220	716,807,180	711,229,881
Economic net income (loss) after taxes and equity-based charges per adjusted unit	$0.77	$1.04	$0.84

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO KKR & CO. L.P. (GAAP BASIS)
TO ECONOMIC NET INCOME (LOSS), FEE RELATED EARNINGS, FEE RELATED EBITDA, AND TOTAL DISTRIBUTABLE EARNINGS (UNAUDITED)
(Amounts in thousands)

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013

Net income (loss) attributable to KKR & Co. L.P.	$210,041	$277,913	$193,439
Plus: Net income (loss) attributable to noncontrolling interests held by KKR Holdings L.P.	300,814	393,739	334,112
Plus: Non-cash equity based charges	77,528	60,331	81,650
Plus: Amortization of intangibles and other, net	20,169	45,265	29,185
Plus: Income taxes	21,702	12,401	9,356
Economic net income (loss)	630,254	789,649	647,742
Plus: Income attributable to segment noncontrolling interests	3,202	1,943	1,101
Less: Investment income (loss)	481,738	671,459	560,843
Fee related earnings	151,718	120,133	88,000
Plus: Depreciation and amortization	4,035	3,658	3,681
Fee related EBITDA	$155,753	$123,791	$91,681
Less: Depreciation and amortization	4,035	3,658	3,681
Plus: Realized cash carry, net of realized cash carry allocated to carry pool	116,130	150,300	52,900
Plus: Net realized principal investment income	192,892	250,856	153,156
Less: Local income taxes and noncontrolling interests	13,932	10,938	3,442
Total distributable earnings	$446,808	$510,351	$290,614

KKR
EXHIBIT A (CONTINUED)
RECONCILIATION OF KKR & CO. L.P. PARTNERS' CAPITAL (GAAP BASIS)
TO BOOK VALUE AND BOOK VALUE PER ADJUSTED UNIT (UNAUDITED)
(Amounts in thousands, except common unit and per common unit amounts)

	As of	As of
	March 31, 2014	December 31, 2013

KKR & Co. L.P. partners’ capital	$3,011,683	$2,722,010

Noncontrolling interests held by KKR Holdings L.P.	5,118,491	5,116,761

Equity impact of KKR Management Holdings Corp. and other	15,588	(76,171)

Book value	8,145,762	7,762,600

Adjusted units	728,714,599	716,676,699

Book value per adjusted unit	$11.18	$10.83

RECONCILIATION OF CASH AND CASH EQUIVALENTS (GAAP BASIS)
TO CASH AND SHORT-TERM INVESTMENTS (SEGMENT BASIS) (UNAUDITED)
(Amounts in thousands)

	As of	As of
	March 31, 2014	December 31, 2013

Cash and cash equivalents	$1,324,925	$1,306,383

Liquid short-term investments	815,015	854,714

Cash and short-term investments	$2,139,940	$2,161,097

KKR
EXHIBIT B

RECONCILIATION OF WEIGHTED AVERAGE GAAP COMMON UNITS OUTSTANDING TO WEIGHTED AVERAGE ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's Weighted Average GAAP Common Units Outstanding to Weighted Average Adjusted Units.

	Quarter Ended
	March 31, 2014	December 31, 2013	March 31, 2013
Weighted Average GAAP Common Units Outstanding - Basic	293,490,461	288,045,501	257,044,184
Weighted Average Unvested Common Units(a)	29,379,509	24,294,835	24,998,337
Weighted Average Other Exchangable Securities	2,234,259	-	-
Weighted Average GAAP Common Units Outstanding - Diluted	325,104,229	312,340,336	282,042,521
Adjustments:
Weighted Average KKR Holdings Units (b)	399,474,991	404,466,844	429,187,360
Weighted Average Adjusted Units	724,579,220	716,807,180	711,229,881

RECONCILIATION OF GAAP COMMON UNITS OUTSTANDING TO ADJUSTED UNITS (UNAUDITED)

The following table provides a reconciliation of KKR's GAAP Common Units Outstanding to Adjusted Units.

	As of	As of
	March 31, 2014	December 31, 2013
GAAP Common Units Outstanding - Basic	300,354,288	288,143,327
Unvested Common Units(a)	30,098,382	24,164,354
Other Exchangable Securities	4,904,472	-
GAAP Common Units Outstanding - Diluted	335,357,142	312,307,681
Adjustments:
KKR Holdings Units (b)	393,357,457	404,369,018
Adjusted Units	728,714,599	716,676,699
Adjustments:
Unvested Common Units	(30,098,382)	(24,164,354)
Unvested Other Exchangable Securities	(2,545,602)	-
Adjusted Units Eligible For Distribution	696,070,615	692,512,345

(a)

Represents equity awards granted under the KKR & Co. L.P. 2010 Equity Incentive Plan. The issuance of common units of KKR & Co. L.P. pursuant to awards under its equity incentive plan dilutes KKR common unitholders and KKR Holdings pro rata in accordance with their respective percentage interests in the KKR business.

(b)	Common units that may be issued by KKR & Co. L.P. upon exchange of units in KKR Holdings L.P. for KKR common units.

CONTACT:
Kohlberg Kravis Roberts & Co. L.P.
Investor Relations:
Craig Larson
Tel: +1 877-610-4910 (U.S.) / +1 212-230-9410
investor-relations@kkr.com
or
Media:
Kristi Huller
Tel: +1 212-750-8300
media@kkr.com